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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated August 15, 2000 relating to the financial statements and the financial statement schedule appearing on page F-2 of Craftmade International, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.


/s/ PricewaterhouseCoopers LLP


Fort Worth, Texas
November 17, 2000